UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2023

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None*

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PRET	*
Series B Preferred Shares, par value $0.01 per share	PRETL	*
Series C Preferred Shares, par value $0.01 per share	PRETM	*
Series D Preferred Shares, par value $0.01 per share	PRETN	*

*	Pennsylvania Real Estate Investment Trust’s securities began trading exclusively on the over-the-counter market on December 16, 2022 under the symbols, PRET, PRETL, PRETM, and PRETN.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2023, Pennsylvania Real Estate Investment Trust (the “Trust”), PREIT Associates, L.P. and PREIT-RUBIN, Inc. (collectively with the Trust and PREIT Associates, L.P., the “Borrower”) entered into the (a) First Amendment to Amended and Restated First Lien Credit Agreement with Wilmington Savings Fund Society, FSB, as administrative agent (the “Administrative Agent”) and the lenders signatory thereto (the “First Lien Amendment”), to that certain Amended and Restated First Lien Credit Agreement dated as of December 10, 2020 as amended by that certain Agency Resignation, Appointment, Acceptance and Waiver Agreement, dated as of April 13, 2021 (as amended by the First Lien Amendment, the “Amended First Lien Credit Agreement”) and (b) Second Amendment to Second Lien Credit Agreement with the Administrative Agent and the lenders signatory thereto (the “Second Lien Amendment” and together with the First Lien Amendment, the “Amendments”) to that certain Second Lien Credit Agreement dated as of December 10, 2020 as amended by that certain First Amendment to Second Lien Credit Agreement, dated as of February 8, 2021, as further amended by that certain Agency Resignation, Appointment, Acceptance and Waiver Agreement, dated as of April 13, 2021 (as so amended, the “Amended Second Lien Credit Agreement” and together with the Amended First Lien Credit Agreement, the “Amended Credit Agreements”).

Pursuant to the Amendments, the parties agreed to replace the interest rate based on the London interbank offered rate (“LIBOR”) and related LIBOR-related mechanics to borrowings under the Credit Agreements with an interest rate based on the secured overnight financing rate (“SOFR”) and related SOFR-based mechanics. As a result, other than Base Rate Loans, borrowings under the Amended Credit Agreements will bear interest at Term SOFR plus 0.10% plus an applicable margin. The Amendments also incorporated certain administrative and conforming changes to the loan documentation to reflect the Administrative Agent as the successor to the original administrative agent. Other than the foregoing, the terms of the Amended Credit Agreements remain unchanged.

As of April 30, 2023, the Borrower had borrowed $305.7 million under the First Lien Term Loan Facility, $670.5 million under the Second Lien Term Loan Facility and $27.5 million under the First Lien Revolving Facility.

All capitalized terms used in this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the Amended Credit Agreements, copies of which the Trust will file as exhibits to its Quarterly Report on Form 10-Q for the period ending June 30, 2023.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: May 18, 2023	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel